Exhibit 21.1

Subsidiaries of DENTSPLY SIRONA Inc. (the “Company”) - December 31, 2016

1.	Advanced Technology Research SRL (Italy)

2.	Arges Imaging, Inc. (Delaware)

3.	CCRI, Inc. (Delaware)

4.	Ceramco Manufacturing B.V. (Netherlands)

5.	D Luxembourg Sarl (Luxembourg)

6.	DeguDent GmbH (Germany)

7.	Dencril Comércio de Plásticos, Importação e Exportação Ltda. (Brazil)

8.	Dental Implant Training Center Corp. (New Jersey)

9.	Dentbras Indústria, Comércio, Importação e Exportação de Produtos Odontológicos Ltda. (Brazil)

10.	Dentsply (Australia) Pty. Ltd. (Australia)

11.	Dentsply (N.Z.) Limited (New Zealand)

12.	Dentsply (Philippines) Inc. (Philippines)

13.	Dentsply (Singapore) Pte. Ltd. (Singapore)

14.	Dentsply (Thailand) Ltd. (Thailand)

15.	Dentsply (Tianjin) International Trading Co. Ltd. (China)

16.	Dentsply Acquisition S.a.r.l. (Luxembourg)

17.	Dentsply Acquisition US LLC (Delaware)

18.	Dentsply Argentina S.A.C.e.I. (Argentina)

19.	Dentsply Asset Management GmbH & Co. KG (Germany)

20.	Dentsply AT Sarl (Luxembourg)

21.	Dentsply Benelux B.V. (Netherlands)

22.	Dentsply Benelux Sarl (Luxembourg)

23.	Dentsply BI Ltd. (Ireland)

24.	Dentsply BX Sarl (Luxembourg)

25.	Dentsply Canada Ltd. (Canada)

26.	Dentsply CE S.a.r.l. (Luxembourg)

27.	Dentsply CH Sarl (Luxembourg)

28.	Dentsply Dental (Tianjin) Co. Ltd. (China)

29.	Dentsply Dental GmbH (Germany)

30.	Dentsply Dental S.a.r.l. (Luxembourg)

31.	Dentsply DeTrey GmbH (Germany)

32.	Dentsply DeTrey Sarl (Switzerland)

33.	Dentsply Deutschland GmbH (Germany)

34.	Dentsply Europe S.a.r.l. (Luxembourg)

35.	DENTSPLY Finance Co. (Delaware)

36.	Dentsply GAC Europe SAS (France)

37.	Dentsply Germany GmbH (Germany)

38.	Dentsply Germany Holdings GmbH (Germany)

39.	Dentsply Germany Investments GmbH (Germany)

40.	Dentsply Holdings S.a.r.l. (Luxembourg)

41.	Dentsply Holdings Unlimited (U.K.)

42.	Dentsply Iberia S.A. (Spain)

43.	Dentsply IE Ltd. (Ireland)

44.	Dentsply IH A/S (Denmark)

45.	Dentsply IH AB (Sweden)

46.	Dentsply IH AS (Norway)

47.	Dentsply IH GmbH (Austria)

48.	Dentsply IH GmbH (Germany)

49.	Dentsply IH Holdings GmbH (Germany)

50.	Dentsply IH Inc. (Delaware)

51.	Dentsply IH LLC(Russia)

52.	Dentsply IH Ltd (UK)

53.	Dentsply IH Oy (Finland)

54.	Dentsply IH Pty. Ltd. (Australia)

55.	Dentsply IH S.A. (Switzerland)

56.	Dentsply IH SP.z.o.o (Poland)

57.	DENTSPLY Implants (China) Co. Limited (Hong Kong)

58.	DENTSPLY Implants (HK) Co. Limited (Hong Kong)

59.	Dentsply Implants Manufacturing GmbH (Germany)

60.	Dentsply Implants NV (Belgium)

61.	Dentsply Implants Taiwan Co, Ltd. (Taiwan)

62.	Dentsply Implants Turkey (Turkey)

63.	Dentsply India Pvt. Ltd. (India)

64.	Dentsply Industria e Comercio Ltda. (Brazil)

65.	Dentsply Israel Ltd. (Israel)

66.	Dentsply Italia SrL (Italy)

67.	Dentsply Korea Limited (Korea)

68.	Dentsply Limited (Cayman Islands)

69.	Dentsply LLC (Delaware)

70.	Dentsply Mexico S.A. de C.V. (Mexico)

71.	DENTSPLY North America LLC (Delaware)

72.	Dentsply Peru SAC (Peru)

73.	Dentsply Prosthetics Austria GmbH (Austria)

74.	DENTSPLY Prosthetics U.S. LLC (Delaware)

75.	Dentsply RU Limited Liability Company (Russia)

76.	Dentsply Russia Limited (U.K.)

77.	Dentsply Sarl (Luxembourg)

78.	Dentsply SE Sarl (Luxembourg)

79.	Dentsply Services (Switzerland) S.a.r.L. (Switzerland)

80.	Dentsply Sirona France S.A.S. (France)

81.	Dentsply Sirona Malaysia Sdn Bhd (Malaysia)

82.	Dentsply Sirona Switzerland Sarl (Switzerland)

83.	Dentsply Sirona Vietnam Company Limited (Vietnam)

84.	Dentsply Sirona South Africa (Proprietary) Limited (South Africa)

85.	Dentsply Sweden AB (Sweden)

86.	Dentsply Ukraine LLC (Ukraine)

87.	Dentsply US Inc. (Delaware)

88.	DENTSPLY-Sankin K.K. (Japan)

89.	Ducera Dental Verwaltungs GmbH (Germany)

90.	Durango Bensheim GmbH & Co. KG (Germany)

91.	Durango Bensheim Verwaltungs GmbH (Germany)

92.	E.S. Healthcare NV (Belgium)

93.	E.S. Tooling NV (Belgium)

94.	FONA Dental s.r.o. (Slovakia)

95.	FONA Dental Systems Co., Ltd. (China)

96.	FONA s.r.l. (Italy)

97.	Futuredontics, Inc. (California)

98.	GAC (International) Pty Ltd (Australia)

99.	GAC Deutschland GmbH (Germany)

100.	GAC International Asia Pte. Ltd. (Singapore)

101.	GAC International LLC (Delaware)

102.	GAC Ortho AS (Norway)

103.	GAC SA (Switzerland)

104.	infiniDent Services GmbH (Germany)

105.	Infinident, Inc. (Delaware)

106.	JCM International Inc. (Delaware)

107.	M Guide Dental Laboratory LLC (New Jersey)

108.	Maillefer Instruments Consulting S.a.r.l. (Switzerland)

109.	Maillefer Instruments Holding S.a.r.l. (Switzerland)

110.	Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)

111.	Maillefer Instruments Plus Sarl (Switzerland)

112.	Maillefer Instruments Trading S.a.r.l. (Switzerland)

113.	Medical 3 Importacion Service Iberica SL (Spain)

114.	Megalopolis Dental S.A. de C.V. (Mexico)

115.	MHT Optic Research AG (Switzerland)

116.	MHT S.p.A. (Italy)

117.	MIS Asia Pacific Limited (Hong Kong)

118.	MIS Belgium SA (Belgium)

119.	MIS Germany GmbH (Germany)

120.	MIS Implants B.V. (Netherlands)

121.	MIS Implants Technologies France SRL (France)

122.	MIS Implants Technologies GmbH (Germany)

123.	MIS Implants Technologies HK Limited (Hong Kong)

124.	M.I.S. Implants Technologies Inc. (New Jersey)

125.	MIS Implants Technologies Ltd. (Israel)

126.	MIS Implants Technologies UK Limited (UK)

127.	Nectar Imaging s.r.l. (Italy)

128.	Oasis Dis Ticaret Anonim Sirketi (Turkey)

129.	Oasis Medikal Urunler Kimya Turizm Sanayi Ve Ticaret Anonim Sirketi (Turkey)

130.	Ortho Concept Sarl (France)

131.	Orthodental International, Inc. (California)

132.	Orthodental S.A. de C.V. (Mexico)

133.	Osteointegration Materials LLC (Delaware)

134.	Planer Dentaprise GmbH (Austria)

135.	Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)

136.	Prident International, Inc. (California)

137.	PT Dedent Supply (Indonesia)

138.	PT Dentsply Indonesia (Indonesia)

139.	Qi An Hua Rui (Beijing) Technology Ltd. (China)

140.	Raintree Essix Inc. (Delaware)

141.	Ransom & Randolph Company (Delaware)

142.	Shenzen Mi Yi Shi Commerce Company Ltd (China)

143.	SiCAT GmbH & Co. KG (Germany)

144.	SiCAT Verwaltungs GmbH (Germany)

145.	Sirona Bermuda I Ltd. (Bermuda)

146.	Sirona Bermuda II Ltd. (Bermuda)

147.	Sirona Dental a/s (Denmark)

148.	Sirona Dental Comércio de Produtos e Sistemas Odontológicos Ltda. (Brazil)

149.	Sirona Dental GmbH (Austria)

150.	Sirona Dental Limited Sirketi (Turkey)

151.	Sirona Dental Mexico S. de R.L. de C.V. (Mexico)

152.	Sirona Dental Services GmbH (Germany)

153.	Sirona Dental Systems (Foshan) Co., Ltd. (China)

154.	Sirona Dental Systems (HK) Ltd. (Hong Kong)

155.	Sirona Dental Systems Co., Ltd (Thailand)

156.	Sirona Dental Systems GmbH (Germany)

157.	Sirona Dental Systems Inc. (Delaware)

158.	Sirona Dental Systems K.K. (Japan)

159.	Sirona Dental Systems Korea, Ltd. (South Korea)

160.	Sirona Dental Systems Ltd. (United Kingdom)

161.	Sirona Dental Systems O.O.O. (Russia)

162.	Sirona Dental Systems Private Ltd. (India)

163.	Sirona Dental Systems Pte. Ltd (Singapore)

164.	Sirona Dental Systems Pty. Ltd. (Australia)

165.	Sirona Dental Systems s.r.l. (Italy)

166.	Sirona Dental Systems SAS (France)

167.	Sirona Dental Systems South Africa (Pty) Ltd. (South Africa)

168.	Sirona Dental Systems Trading (Shanghai) Co., Ltd. (China)

169.	Sirona Dental Systems Trading, LLC (United Arab Emirates)

170.	Sirona Dental, Inc. (Delaware)

171.	Sirona Holding GmbH (Austria)

172.	Sirona Immobilien GmbH (Germany)

173.	Sirona Technologie GmbH & Co. KG (Germany)

174.	Sirona Verwaltungs GmbH (Germany)

175.	The Dental Trading Co., Ltd. (Thailand)

176.	Tulsa Dental Products LLC (Delaware)

177.	Tulsa Luxembourg LLC (Delaware)

178.	Tuzodent S.A. de C.V. (Mexico)

179.	VDW GmbH (Germany)

180.	VIPI Indústria, Comércio, Exportação e Importação de Produtos Odontológicos Ltda. (Brazil)

181.	VPN Administração e Participações S.A. (Brazil)

182.	Zhermack GmbH (Germany)

183.	Zhermack SpA (Italy)

184.	Zhermack, Inc. (Nevada)

185.	Zhermapol SP Zoo (Poland)